EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39770 and Form S-8 No. 333-98567) pertaining to the Acquisition Plan of United Rentals, Inc. of our report dated June 16, 2004, with respect to the financial statements and schedule of the United Rentals, Inc. Acquisition Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

MetroPark, New Jersey

June 22, 2004